As filed with the Securities and Exchange Commission on February 18,
   2000.
                                               Registration No. 333-53039
   ======================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                            --------------------

                       Post-Effective Amendment No. 1
                                     To
                                  FORM S-3
                           Registration Statement
                                    Under
                         The Securities Act of 1933

                            --------------------

                           NEWELL RUBBERMAID INC.
           (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                             36-3514169
    (State or Other Jurisdiction               (I.R.S. Employer
         ofIncorporation or                   Identification No.)
            Organization)

           NEWELL CENTER                      DALE L. MATSCHULLAT
      29 EAST STEPHENSON STREET               ONE MILLINGTON ROAD
      FREEPORT, ILLINOIS 61032                    P.O. BOX 117
           (815) 235-4171                   BELOIT, WISCONSIN 53511
    (Address, Including Zip Code,                (608) 365-7405
        and Telephone Number,       (Name, Address, Including Zip Code, and
       Including Area Code, of       Telephone Number, Including Area Code,
       Registrant's Principal                of Agent for Service)
         Executive Offices)

                                 WITH A COPY TO:

                                STUART L. GOODMAN
                              SCHIFF HARDIN & WAITE
                                 6600 SEARS TOWER
                             CHICAGO, ILLINOIS 60606
                                  (312) 258-5500


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   Not applicable.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /





        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________________

        If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

   ======================================================================





        This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3 (Reg. No. 333-53039), as amended (the "Registration Statement") of Newell Rubbermaid Inc. ("Newell") under which Newell registered 3,094,214 shares of its common stock. The Securities and Exchange Commission declared the Registration Statement effective on August 28, 1999.

        This Post-Effective Amendment No. 1 is being filed to deregister 410,873 shares of Newell's common stock (the "Shares") covered by the Registration Statement. The Shares have not been sold by the Selling Stockholders identified in the Registration Statement as of the date of this Post-Effective Amendment No. 1 and are no longer being offered by such Selling Stockholders pursuant to the Registration Statement or the prospectus included therein.





                                 SIGNATURES
                                 ----------


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on this 18th day of February, 2000.


                                      NEWELL RUBBERMAID INC.
                                      (Registrant)


                                      By: /s/ Andrea L. Horne
                                          -----------------------------
                                              Andrea L. Horne
                                              Vice President - Associate
                                              General Counsel